NUTEX HEALTH reports FIRST quarter 2023 financial results

●	NET revenue of $56.3 million
●	Net cash from operating activities of $1.1 million
●	Company expects to open 4-5 more hospitals in 2023 and another 14 by end of 2025

HOUSTON, TX − (PRNewswire) – MAY 15, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 19 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced first quarter 2023 financial results for the three months ended March 31, 2023.

Financial Highlights for the Three Months Ended March 31, 2023:

●	Net revenue of $56.3 million.
●	Net loss attributable to Nutex Health of $5.1 million.
●	Net cash from operating activities of $1.1 million.
●	Adjusted EBITDA of $2.4 million.
●	As of March 31, 2023, the Company had total assets of $430.1 million, including cash and cash equivalents of $32.8 million, not including $12.6 million, net of expenses, advanced to the Company from an affiliate of Yorkville Advisors Global on April 11, 2023.

Note:  Adjusted EBITDA is a non-GAAP financial metric.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Year-to-Date 2023 Highlights:

●	On February 6, 2023, Nutex Health opened its second micro hospital in Arkansas. The facility is already performing above expectations.
●	Nutex Health expects to open 4-5 more micro hospitals in 2023 and another 14 by end of-2025.
●	The Company’s three new independent practice associations (“IPAs”) are signing up primary care physicians (“PCPs”) and specialists, as well as signing contracts with national and regional managed care organizations. As of today, South Florida Physicians IPA has signed contracts with 78 primary care physicians, Houston Physicians IPA has signed contracts with over 60 primary care physicians and our newest IPA, Phoenix Physicians IPA, has signed up 12 primary care physicians. The Company anticipates starting 2-3 new IPAs per year in the vicinity of its micro hospitals.
●	On March 17, 2023, the Centers for Medicare & Medicaid Services (“CMS”) issued new guidelines related to the independent dispute resolution process of the No Surprises Act. Nutex Health believes that these new guidelines will result in higher reimbursements. Any future higher reimbursements are not reflected in our First Quarter financial results due to the timing of the new CMS guidelines.

●	On April 11, 2023 the Company entered into a $100 million pre-paid advance agreement with an affiliate of Yorkville Advisors Global. The Company has so far received approximately $12.6 million, net of expenses, in cash from Yorkville and will evaluate whether to receive and the timing of receipt of additional cash proceeds. The $12.6 million cash proceeds are not reflected on our First Quarter balance sheet.
●	The Company has a committed investment agreement for up to $100 million with Lincoln Park Capital, none of which has been used.
●	On May 3, 2023, Nutex Health opened its first-ever urgent care center in Alhambra, California, near the 25,000 patients enrolled in its IPA. The Company purchased a two-story building in late 2022 and remodeled it to include the urgent care center, the new administrative offices of its IPA as well as a primary care clinic.
●	In the first quarter, as part of our Board of Director’s portfolio rationalization initiative, Nutex Health closed down two hospital outpatient departments and one micro hospital which were unprofitable. All three facilities were in Texas.

“Our balance sheet remains strong with $32.8 million of cash on hand and significant capital available to handle the development of 4-5 micro hospitals we plan to open this year in addition to other Population Health opportunities.  To help prepare for this growth, in the first quarter of 2023 we transitioned to a more robust back-office financial reporting system that will provide us more timely and accurate financial data to better manage our business,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“Our goal for this year will be to increase patient volume as well as create new service lines to complement our ER services.  Coming off our very first annual leadership conference earlier this month, the entire national leadership team is invigorated and energized to execute all of the new initiatives to maximize shareholder value,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“Despite challenging market conditions, we intend to execute on our growth strategy and believe we have significant opportunities ahead of us.  We have a strong balance sheet and access to up to $85 million from Yorkville Advisors and up to another $100 million with Lincoln Park Capital,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s First Quarter 2023 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,836,535	$34,255,264
Accounts receivable	50,977,291	57,777,386
Accounts receivable - related parties	538,283	538,183
Inventories	3,485,445	3,533,285
Prepaid expenses and other current assets	829,553	1,869,806
Total current assets	88,667,107	97,973,924
Property and equipment, net	77,116,496	82,094,352
Operating right-of-use assets	17,454,733	20,466,632
Finance right-of-use assets	208,619,460	192,591,624
Intangible assets, net	20,804,971	21,191,390
Goodwill, net	17,010,637	17,010,637
Other assets	422,926	423,426

Total assets	$430,096,330	$431,751,985

Liabilities and Equity
Current liabilities:
Accounts payable	$15,048,720	$23,614,387
Accounts payable - related parties	3,925,297	3,915,661
Lines of credit	2,672,893	2,623,479
Current portion of long-term debt	10,456,134	12,546,097
Operating lease liabilities, current portion	1,495,409	1,703,014
Finance lease liabilities, current portion	4,118,170	4,219,518
Accrued expenses and other current liabilities	10,162,166	6,240,813
Total current liabilities	47,878,789	54,862,969
Long-term debt, net	25,108,364	23,051,152
Operating lease liabilities, net	16,634,948	19,438,497
Finance lease liabilities, net	221,394,523	203,619,756
Deferred tax liabilities	9,541,552	10,452,211
Total liabilities	320,558,176	311,424,585

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 900,000,000 shares authorized; 651,926,125 and 650,223,840 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	651,926	650,224
Additional paid-in capital	460,396,700	458,498,402
Accumulated deficit	(368,433,204)	(363,285,925)
Nutex Health Inc. equity	92,615,422	95,862,701
Noncontrolling interests	16,922,732	24,464,699
Total equity	109,538,154	120,327,400

Total liabilities and equity	$430,096,330	$431,751,985

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenue:
Hospital division	$49,288,164	$79,127,242
Population health management division	7,041,253	-
Total revenue	56,329,417	79,127,242

Operating costs and expenses:
Payroll and benefits	25,836,673	25,610,217
Contract services	9,189,331	4,918,632
Medical supplies	4,023,882	4,259,479
Depreciation and amortization	3,993,747	2,396,861
Other	8,438,061	6,126,557
Total operating costs and expenses	51,481,694	43,311,746

Gross profit	4,847,723	35,815,496

Corporate and other costs:
Facilities closing costs	217,266	-
Stock-based compensation expense	1,900,000	-
General and administrative expenses	7,175,544	6,576,523
Total corporate and other costs	9,292,810	6,576,523

Operating income (loss)	(4,445,087)	29,238,973

Interest expense, net	3,140,089	1,855,974
Other expense	247,455	2,380,545
Income (loss) before taxes	(7,832,631)	25,002,454

Income tax expense (benefit)	(910,659)	176,323

Net income (loss)	(6,921,972)	24,826,131

Less: net income (loss) attributable to noncontrolling interests	(1,774,693)	3,383,288

Net income (loss) attributable to Nutex Health Inc.	$(5,147,279)	$21,442,843

Earnings (loss) per common share
Basic	$(0.01)	$0.04
Diluted	$(0.01)	$0.04

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(6,921,972)	$24,826,131
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	3,993,747	2,396,861
Amortization of debt issuance costs	6,738	-
Stock-based compensation expense	1,900,000	-
Deferred tax expense	(910,659)	-
Loss on lease termination	58,211
Non-cash lease expense	40,545	58,857
Changes in operating assets and liabilities:
Accounts receivable	6,620,249	2,849,060
Accounts receivable - related party	(100)	1,867,496
Inventories	47,840	(578)
Prepaid expenses and other current assets	1,040,753	131,053
Accounts payable	(8,565,577)	3,871,115
Accounts payable - related party	9,636	(531,066)
Accrued expenses and other current liabilities	3,732,602	272,493
Net cash from operating activities	1,052,013	35,741,422

Cash flows from investing activities:
Acquisitions of property and equipment	(4,376,983)	(8,591,823)
Cash related to deconsolidation of Real Estate Entity	(1,039,157)	-
Net cash from investing activities	(5,416,140)	(8,591,823)

Cash flows from financing activities:
Proceeds from lines of credit	49,414	2,044,765
Proceeds from notes payable	7,551,506	2,192,309
Repayments of lines of credit	-	(45,107)
Repayments of notes payable	(2,209,678)	(2,590,917)
Repayments of finance leases	(936,703)	(299,275)
Payment of debt issuance costs	-	(27,388)
Members' contributions	28,000	3,869,201
Members' distributions	(1,537,141)	(32,852,981)
Net cash from financing activities	2,945,398	(27,709,393)
Net change in cash and cash equivalents	(1,418,729)	(559,794)
Cash and cash equivalents - beginning of the period	34,255,264	36,118,284
Cash and cash equivalents - end of the period	$32,836,535	$35,558,490

Non-GAAP Financial Measures

Adjusted EBITDA. Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(5,147,279)	$21,442,843
Depreciation and amortization	3,993,747	2,396,861
Interest expense, net	3,140,089	1,855,974
Income tax expense (benefit)	(910,659)	176,323
Allocation to noncontrolling interests	(755,310)	(1,696,226)
EBITDA	320,588	24,175,775
Facilities closing costs	217,266	-
Stock-based compensation expense	1,900,000	-
Adjusted EBITDA	$2,437,854	$24,175,775

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 19 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including final rules implemented under the No Surprises Act and related regulatory guidance, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended March 31, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez - Investor Relations & Media Contact

investors@nutexhealth.com

jsmith@nutexhealth.com